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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-81664 and Form S-4 No. 333-30545) and in the related Prospectuses of Lam Research Corporation and Registration Statements (Form S-8 Nos. 333-84638, 333-74500, 333-93115, 333-72751, 333-66833, 333-01011 and
333-32981) pertaining to the amended and restated 1996 Performance-Based Restricted Stock Plan, 1997 Incentive Stock Plan, 1999 Employee Stock Purchase Plan, 1999 Stock Option Plan and the Savings Plus Plan, 401(k) of Lam Research Corporation of our report dated July 16, 2004, with respect to the consolidated financial statements and schedule of Lam Research Corporation included in the Annual Report (Form 10-K) for the year ended June 27, 2004.

                             /s/ ERNST & YOUNG LLP

San Jose, California
September 9, 2004

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